Exhibit 99.2

Investor and Media Contact: Schond Greenway Halozyme Therapeutics 858-704-8352 ir@halozyme.com

FOR IMMEDIATE RELEASE

HALOZYME THERAPEUTICS PRICES PUBLIC OFFERING

OF COMMON STOCK

SAN DIEGO, February 4, 2014 — Halozyme Therapeutics, Inc. (NASDAQ: HALO) announced today the pricing of its previously announced underwritten public offering of 7,692,307 shares of its common stock at a public offering price of $13.00 per share. All of the shares in the offering are being sold by Halozyme. The offering is expected to close on February 10, 2014, subject to customary closing conditions. In addition, Halozyme has granted the underwriters a 30-day option to purchase up to an additional 1,153,846 shares of common stock.

J.P. Morgan Securities LLC and Citigroup are acting as joint book-running managers for the offering. Piper Jaffray & Co. and BMO Capital Markets are acting as co-managers for the offering.

Halozyme intends to use the net proceeds from this offering to fund research and development of proprietary programs, including the potential acceleration of the PEGPH20 program, and for other general corporate purposes.

An automatic shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, from J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; or Citigroup, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Halozyme

Halozyme Therapeutics is a biopharmaceutical company dedicated to developing and commercializing innovative products that advance patient care. With a diversified portfolio of enzymes that target the extracellular matrix, the Company’s research focuses primarily on a family of human enzymes, known as hyaluronidases, which increase the absorption and dispersion of biologics, drugs and fluids. Halozyme’s pipeline addresses therapeutic areas, including diabetes, oncology and dermatology that have significant unmet medical need. The Company markets Hylenex® recombinant (hyaluronidase human injection) and has partnerships with Roche, Pfizer, Baxter, and Intrexon. Halozyme is headquartered in San Diego, CA.

Safe Harbor Statement

All of the statements in this press release that are not statements of historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such statements include Halozyme’s expectations regarding its fundraising efforts, including the closing of the public offering, the underwriters’ exercise of their option to purchase additional shares and Halozyme’s intended use of proceeds. These statements are based upon management’s current plans and expectations and are subject to a number of risks and uncertainties which could cause actual results to differ materially from such statements. A discussion of the risks and uncertainties that can affect these statements is set forth in Halozyme’s preliminary prospectus supplement and the accompanying prospectus filed with the SEC on February 3, 2014, together with the information incorporated by reference, under the heading “Risk Factors.” Halozyme disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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